UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 23, 2012

IMMUNOCELLULAR THERAPEUTICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	33-17264-NY	93-1301885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21900 Burbank Boulevard

Third Floor

Woodland Hills, California 91367

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 992-2907

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On February 23, 2012, ImmunoCellular Therapeutics, Ltd. (the “Company”) entered into an Exclusive License Agreement (the “License Agreement”), effective as of February 16, 2012, with The John Hopkins University (“JHU”) under which it received an exclusive, world-wide license to JHU’s rights in and to certain patent-pending technology related to mesothelin-specific cancer immunotherapies. The license covers the application of this technology for all mesothelin peptide-based vaccines for cancer treatment and prevention, except bacteria-based, viral vector-based and nucleic acid-based vaccines. Unless earlier terminated, the term of the license extends in each country until the expiration of the last patent related to the licensed technology in that county, or, if no patents are issued, then for a term of ten years after the effective date of the License Agreement. In order to maintain its license rights under the License Agreement, the Company is required to meet certain diligence milestones within specified time periods, which time periods may be extended by the Company with written notice to JHU and payment of specified extension fees.

Pursuant to the License Agreement, the Company agreed to pay an upfront licensing fee, payable half in cash and half in shares of the Company’s common stock, within 30 days of the effective date of the License Agreement and upon issuance of the first U.S. patent covering the subject technology. In addition, the Company has agreed to pay milestone license fees upon completion of specified milestones, customary royalties based on a specified percentage of net sales and sublicensing payments, as applicable, and annual minimum royalties beginning with the first anniversary of the License Agreement following the issuance of the first U.S. Patent with respect to the licensed technology, which minimum royalties may be offset by other specified royalty and milestone payments. The Company will also be responsible for reimbursing JHU for reasonable costs associated with the preparation, filing, maintenance and prosecution of the technology subject to the license.

ImmunoCellular Therapeutics, Ltd. issued a press release on February 29, 2012 regarding this Agreement, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated February 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 29, 2012	IMMUNOCELLULAR THERAPEUTICS, LTD.

	By:	/s/ Manish Singh, Ph.D.
Manish Singh, Ph.D.
President and Chief Executive Officer

Index to Exhibits

Exhibit No.	Description

99.1	Press release dated February 29, 2012.